UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2010

SUNOVIA ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

6408 Parkland Drive, Suite 104
Sarasota, Florida  34243
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: 516-833-5034
Fax: 516-977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers

On June 16, 2010, Erich Hofer was elected as a member of the Board of Directors of Sunovia Energy Technologies, Inc. (the “Company”).

There are no understandings or arrangements between Mr. Hofer and any other person pursuant to which he was appointed as a director. Mr. Hofer presently does not serve on any Company committee.  Mr. Hofer does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Hofer has never entered into a transaction, nor is there any proposed transaction, between Mr. Hofer and the Company, except as set forth below.

ERICH HOFER, 50, has been a director of PetroHunter Energy Corporation, a public company,  since April 28, 2009. He has been a director of Arkanova Energy Corporation since March 2007. Arkanova Energy is a publicly-traded oil and gas company with property interests located in Arkansas, Colorado and Montana. From January 2005 to September 2007, he served as group CFO for Argo-Hytos Ltd., a mobile hydraulic application manufacturer, headquartered in Baar, Switzerland. From September 2001 to March 2004, he served as chief of staff and deputy of the group CEO at Schneeberger Ltd., a linear technology manufacturer, located in Roggwil, Switzerland. Mr. Hofer holds an MBA degree from the University of Chicago and a B.S. degree in economics and management from the University for Applied Science for Business and Administration in Zurich. He is also a certified management accountant in Switzerland.

On June 16, 2010, the Company entered into a Board of Directors Agreement with Mr. Hofer, pursuant to which Mr. Hofer will agree to serve as a director of the company for a term of three (3) years.  In consideration of the services to be rendered by Mr. Hofer as a director, the Company will pay Mr. Hofer a fee of $2,000 per month and issue him 200,000 shares of common stock of the Company per year.

On June 16, 2010, the Company entered into a Cooperation Agreement with Mr. Hofer for a term of one (1) year, pursuant to which Mr. Hofer is to introduce the Company to organizations, companies and/or individuals which he has vetted (the “Services”) for the purpose of transacting business.  As consideration for the Services, upon closing of a transaction resulting from the Services, the Company will pay Mr. Hofer a fee of 7.0% of the determined value of said transaction, 80% of which will payable in shares of common stock valued at the ten day trailing average closing bid price on the day of such closing and 20% of which will be paid in cash.

Additionally, on June 16, 2010, the Company entered into a Strategic Sales and Marketing Agreement with Mr. Hofer, for a term of one (1) year, whereby the Company appointed Mr. Hofer as its sales representative to undertake selling the Company’s solid state lighting fixtures and renewable energy products to customers (the “Sales”).  In consideration for the Sales, the Company will pay Mr. Hofer up to a 10% sales commission.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description

10.1	Board of Directors Agreement by and between Sunovia Energy Technologies, Inc. and Erich Hofer, dated June 16, 2010

10.2	Cooperation Agreement by and between Sunovia Energy Technologies, Inc. and Erich Hofer, dated June 16, 2010

10.3	Sales and Marketing Agreement by and between EvoLucia, Inc. and Erich Hofer, dated June 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOVIA ENERGY TECHNOLOGIES, INC.

Dated: June 17, 2010	By:	/s/ Carl Smith
Name: Carl Smith
Title: Chief Executive Officer